EXHIBIT 10.14

                           STOCK REDEMPTION AGREEMENT


                  STOCK REDEMPTION AGREEMENT dated as of October 20, 1998 by and between PROGINET CORPORATION, a Delaware corporation with offices at 200 Garden City Plaza, Garden City, New York 11530 (the "Company"), and Joseph T. Mohen, an individual residing at 14 Cedar Place, Garden City, New York 11530 (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Seller is the owner of and holder of 2,777,336 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company;

                  WHEREAS, the Company desires to redeem, and the Seller desires to sell, 750,000 shares of Common Stock owned by the Seller (the "Shares"); and

                  WHEREAS, the Seller desires to grant to the Company a right of first refusal with respect to the remaining 2,027,336 shares of Common Stock owned by the Seller (the "First Refusal Shares") on the terms set forth herein.

                  NOW THEREFORE, in consideration of the promises and mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                  1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Seller hereby sells, assigns, transfers and delivers to the Company, and the Company hereby purchases, redeems and accepts from the Seller, for and in consideration of the Purchase Price (as hereinafter defined), the Shares.

                  2. Purchase Price and Payment.

                  2.1. Subject to the terms and conditions of this Agreement, the purchase price to be paid by the Company to the Seller for and in consideration of the sale to the Company of the Shares is an amount equal to $232,500 (the "Purchase Price").

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                  2.2. The Purchase Price shall be paid by the Company to the
Seller as follows: (i) forgiveness by the Company of a loan obligation of the Seller to the Company in the aggregate amount of $14,870, (ii) $50,000 by certified or bank check at the Closing (as hereinafter defined) and (iii) the balance in thirty-six (36) equal installments of $4,656.38 with the first, second, third and fourth payments due on the two, four, six and eight-month anniversaries of the date hereof, respectively, and the remaining thirty-two
(32) equal payments payable monthly, commencing on the ten-month anniversary of the date hereof and continuing for each successive month thereafter, each such payment due on the 20th day of the month (or the next business day thereafter in the event that the 20th day of any such month falls on a Saturday or Sunday), with no interest whatsoever accruing or payable thereon, provided that, payment by the Company to the Seller of any installment pursuant to this Section 2.2(iii) within five (5) days of the due date thereof shall not constitute a breach of this Agreement. The Company agrees to deliver the original note reflecting the aforementioned indebtedness marked "paid in full" to the Seller at the Closing.

                  3. Right of First Refusal.

                  3.1. In the event that the Seller receives, and is willing to accept, any offer from a third party to purchase, in a single transaction or in a series of transactions, whether publicly in ordinary brokerage transactions or otherwise through a securities exchange, bulletin board, over-the-counter market or otherwise (a "Public Sale") or other than as a Public Sale, including without limitation, a private sale to an individual or entity or otherwise (a "Private Sale"), a minimum of 75,000 First Refusal Shares (the "Offer"), then the Seller, prior to, and as a condition of, accepting the Offer, shall deliver written notice to the Company (the "Offer Notice") setting forth (i) the number of shares of Common Stock to which the Offer applies (the "Offer Shares"), (ii) the price per share and aggregate consideration offered, (iii) all other material terms and conditions of the Offer and (iv) if in writing, a copy of the Offer. For the avoidance of doubt, if the Seller sells fewer than 75,000 First Refusal Shares in a Public Sale where he does not know the identity of the beneficial purchaser, the Right of First Refusal shall not apply.

                  3.2. The Company shall have the right, exercisable by delivering written notice to the Seller within three (3) days in the case of a Public Sale or ten (10) days in the case of a Private Sale, after the Company's receipt of the Offer Notice (the "Company Notice"), to purchase all (but not less than all) of the Offer Shares at the same price and upon the same terms and conditions as are set forth in the Offer Notice. The Company Notice shall specify a closing date no later than twenty (20) days following the Company's receipt of the Offer Notice together with a time and place of closing.

                  3.3. If the Company does not deliver the Company Notice to the Seller within the specified time period, the Seller shall have the right to sell the Offer Shares to the third party. If the Seller does not sell the Offer Shares to the third party within ninety (90) days after the date of the Offer Notice and on the terms and conditions set forth therein, such Offer Shares shall continue to be bound by the terms and provisions contained herein.

                  3.4. The right of first refusal set forth in this Section 3 shall not apply with respect to any Offers for which an Offer Notice thereof is delivered to the Company after the fourth anniversary of the date of this Agreement.

                  4. Closings.

                  4.1. The sale and purchase of the Shares shall take place at the offices of the Company on the date hereof or on such other date or at such other location as the parties hereto shall mutually agree upon (hereinafter referred to as the "Closing" or the "Closing Date"), provided that, the sale and purchase of the Shares shall not be effective prior to October 26, 1998.

                  4.2. The Seller shall (i) at the Closing sell, transfer, assign and deliver to the Company the Shares together with stock powers relating thereto and (ii) at any closing in connection with any purchase and sale of First Refusal Shares, sell, transfer, assign and deliver to the Company the First Refusal Shares, in each instance free and clear of any and all liens, claims or encumbrances whatsoever and evidenced by duly issued and registered certificate(s) representing the Shares or First Refusal Shares, as the case may be, accompanied by stock transfer power(s) duly executed in blank, with all necessary stock transfer stamps affixed.

                  5. Legending of Certificates/Voting of Shares.

                  5.1. The Company undertakes to direct the transfer agent for the Common Stock to remove any restrictive legends contained on any certificates representing shares of Common Stock owned by the Seller and deliver a letter at Closing to such effect in the form annexed hereto as Exhibit A.

                  5.2. Through and including December 31, 2000, the Seller hereby irrevocably and unconditionally agrees that, with respect to that number of shares of Common Stock owned by the Seller (of record and beneficially) that exceeds five (5%) percent of the then issued and outstanding Common Stock, the Seller will vote all such excess shares in connection with any meeting (whether annual or special) or written consent of shareholders in lieu of a meeting on each matter submitted to the meeting or as to which consent in lieu of a meeting is sought in the same proportion that all other shareholder votes are cast at such meeting or written consent of shareholders on such matter.

                  5.3. In furtherance of the Seller's obligation pursuant to
Section 5.2, the Seller hereby agrees that, no later than ten (10) days prior to any meeting (whether annual or special) or written consent in lieu of a meeting of the shareholders of the Company, the Seller shall execute and deliver a proxy, which proxy shall be coupled with an interest, to the transfer agent for the shares of Common Stock of the Company in the case of a meeting, or to the Company in the case of a written consent in lieu of a meeting, with respect to that number of shares of Common Stock owned by the Seller (of record and beneficially) that exceeds five (5%) percent of the then issued and outstanding Common Stock on the record date for such meeting or consent (or, if no record date has been set, on the date as of which transfer books have been closed for such meeting or consent) (the "Proxy Shares"), which proxy shall direct the proxy or proxies named therein to vote all Proxy Shares on each matter submitted to the meeting or as to which consent is sought in the same proportion that all other shareholder votes are cast at such meeting or written consent of shareholders on such matter. In the event that the Seller fails to deliver any such proxy within the ten (10) day period set forth above, the Seller shall, automatically and with no further action required by any party, be deemed to have granted an irrevocable proxy to Parker Chapin Flattau & Klimpl, LLP, which proxy shall be coupled with an interest, to effectuate the vote of the Proxy Shares as contemplated in this Section for such meeting or consent in lieu of a meeting.

                  6. Representations and Warranties of the Seller. The Seller represents and warrants to the Company as of the date hereof, which such representations and warranties shall be confirmed in writing by the Seller to the Company upon the Company's request as of any date in which the Company delivers to the Seller a Company Notice, as follows:

                  6.1. The Seller is the lawful owner of record and beneficially owns, and has good and marketable title to, the Shares and the First Refusal Shares, as applicable. The sale, transfer, assignment and delivery of the Shares and the First Refusal Shares, as applicable, by the Seller pursuant to this Agreement is and will transfer to the Company good and marketable record and beneficial title thereto, free and clear of all pledges, liens, security interests, encumbrances, equities, claims and other charges of any kind whatsoever.

                  6.2. The Seller has the capacity to execute and deliver this Agreement and perform all of his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the agreements and documents contemplated hereby are valid and legally binding obligations of the Seller, enforceable against him in accordance with their respective terms. Each document and instrument of transfer contemplated by this Agreement is valid and legally binding upon the Seller in accordance with its terms.

                  6.3. The execution and delivery of this Agreement and the agreements and documents contemplated hereby by the Seller and the consummation of the transactions contemplated hereby do not and will not (a) with or without the giving of notice or the passage of time or both, violate, conflict with, result in the breach or termination of, constitute a default under, or result in the right to accelerate or loss of rights under or the creation of any lien, encumbrance or charge upon any assets or property of the Seller, pursuant to the terms or provisions of any contract, agreement, commitment, indenture, mortgage, deed of trust, pledge, security agreement, note, lease, license, divorce or separation agreement, covenant, understanding or other instrument or obligation to which the Seller is a party or by which any of the Seller's properties or assets may be bound or affected, or (b) violate any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon the Seller.

                  6.4. The Seller represents that he caused "Form 23" to be filed with the British Columbia Securities Commission and the Vancouver Stock Exchange on October 19, 1998 via facsimile in the form annexed hereto. To the best of the Seller's knowledge, no other consent, approval or authorization of or declaration or filing with any governmental authority or other persons or entities on the part of the Seller is required in connection with execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  6.5. Any obligation or liability for taxes (state or federal) incurred by the Seller in connection with this Agreement or the transactions contemplated hereby shall be the responsibility of and be paid for by the Seller.

                  6.6. There is no fact known to the Seller that the Seller has not disclosed to the Company and that materially affects or may materially affect the business, operations, prospects, properties, assets or conditions (financial or otherwise) of the Company. The Seller acknowledges that he has been represented by independent legal counsel with respect to this Agreement and the transactions contemplated hereby.

                  6.7. The Seller acknowledges that he is a sophisticated investor, has such knowledge and experience in financial and business matters in general and has full familiarity with the current business and future business prospects of the Company and the financial and other affairs of the Company and acknowledges that he has had access to and has received sufficient written and oral information about the Company, including any and all such information requested by the Seller and including copies of all of the publicly available information prepared by the Company in order to make an informed decision as to the disposition of the Shares by the Seller, including without limitation, the Annual Report of the Company for the year ended July 31, 1998. In addition, the Seller acknowledges that he has had access to the officers, directors and employees of the Company to discuss the business, affairs and prospects of the Company and has had the opportunity to obtain additional information necessary to evaluate the merits and the risks of engaging in the transactions contemplated by this Agreement. The Seller has reached an independent decision with respect to the advisability of the sale of the Shares and, in arriving at his decision, has considered both the value of the Shares as well as the present condition and future prospects of the Company.

                  6.8. The Seller acknowledges that he understands that he will not be able to benefit from any difference between the Purchase Price and any amount that he could otherwise receive from an unaffiliated third party willing and able to purchase the Shares or from any future appreciation in the value of the Shares, whether caused by merger, consolidation, sale of stock or assets or otherwise.

                  7. Representations and Warranties of the Company. The Company represents and warrants to the Seller as follows:

                  7.1. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own its properties and conduct its business as being conducted, and has full legal right, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

                  7.2. The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company, and such authorization is in full force and effect as of the date hereof.

                  7.3. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor compliance with the terms and provisions hereof, will conflict with or result in a breach of the provisions of the Certificate of Incorporation or the By-Laws of the Company, or of any material judgment, agreement or instrument to which the Company is a party or by which the Company is bound.

                  7.4. The Company has made available to the Seller all of the publicly available filings relating to the Company that have been filed to date.

                  8. Survival of Representations, Warranties, Covenants and Agreements. Each party hereto covenants and agrees that his or its representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.

                  9. Indemnification.

                  9.1. The Seller covenants and agrees to indemnify and hold the Company, its officers, directors and agents harmless from and against, and to reimburse the Company, its officers, directors and agents for any claim for any losses, damages, liabilities, deficiencies and expenses (including reasonable counsel fees) (hereinafter a "Claim") incurred by the Company, its officers, directors and agents or any of them after the date hereof by reason of, or arising from, (a) any material misrepresentation or material breach of any representation or warranty contained in this Agreement by the Seller or (b) any failure by the Seller to perform any obligation or covenant required to be performed by him under any provision of this Agreement or any agreements contemplated hereby.

                  9.2. The Company covenants and agrees to indemnify and hold the Seller and his agents harmless from and against, and to reimburse the Seller and his agents for any Claim incurred by the Seller and his agents after the date hereof by reason of, or arising from, (a) any material misrepresentation or material breach of any representation or warranty contained in this Agreement by the Company or (b) any failure by the Company to perform any obligation or covenant required to be performed by it under any provision of this Agreement.

                  10. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, or delivered via facsimile to the parties hereto at the following addresses or at any other addresses specified in accordance with this Section:



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

           if to the Seller, at his address hereinabove first mentioned with a copy to:

           Seward & Kissel
           One Battery Park Plaza
           New York, New York 10004
           Attention: Michael J. McNamara, Esq.
           Facsimile No.:   (212) 480-8421

           if to the Company, at:

           Proginet Corporation
           200 Garden City Plaza
           Garden City, New York  11530
           Attention: Kevin M. Kelly, President
           Facsimile No.:   (516) 248-3360

           with a copy to:

           Parker Chapin Flattau & Klimpl, LLP
           1211 Avenue of the Americas
           New York, New York 10036
           Attention: James Alterbaum, Esq.
           Facsimile No.:   (212) 704-6288

or to such other address as any party hereto shall have specified by notice in writing to the other party hereto. All such notices and communications shall be deemed to have been received on the date of delivery thereof or the fifth business day after the mailing thereof.

                  11. Brokerage Fees. The parties represent and warrant to each other that there are no obligations or liabilities for brokerage of finders' fees or agents' commissions in connection with this Agreement, or the transactions contemplated hereby.

                  12. Expenses. Each of the parties hereto shall pay the fees and expenses of his or its counsel, accountants and other experts and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement.

                  13. Miscellaneous.

                  13.1. Partial Invalidity. If it is found in a final judgment of a court of competent jurisdiction (not subject to a further appeal) that any term or provision of this Agreement is invalid or unenforceable, (a) the remaining terms and provisions of this Agreement shall be unimpaired and shall remain in full force and effect and (b) the invalid or unenforceable provision or term of this Agreement shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  13.2. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed via facsimile.

                  13.3. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their successors and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

                  13.4. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to principles of conflicts or choice of law thereof.

                  13.5. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in the State of New York, County of New York under its Commercial Arbitration Rules before a single arbitrator and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                  13.6. Headings. Headings of the Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

                  13.7. Cancellation of Shareholder Voting Agreements. Effective as of the date hereof, the Seller hereby agrees not to exercise any rights of the Seller pursuant to those certain Shareholder Voting Agreements dated October 14, 1994 by and among the Seller, the Company and (i) Kevin Bohen, (ii) Kevin M. Kelly, (iii) Thomas C. Bauer, (iv) Russel Drew, (v) Elizabeth R. Freites, (vi) Baldwin Venture Partnership, (vii) Pacific Hill Ventures, Inc., (viii) Richard
B. Kelly, (ix) James F. Kelly, (x) John C. Daily, (xi) Gregory P. Buckman and
(xii) Thomas P. Mohen (collectively, the "Shareholder Voting Agreements"). The Seller shall execute and deliver a letter in the form annexed hereto as Exhibit B on the date hereof. At the Closing, the Seller shall execute and deliver to the Company any and all agreements or instruments necessary to terminate and cancel each of the Shareholder Voting Agreements. The Company hereby undertakes to deliver the individual letters to the named persons.

                  13.8. Entire Agreement; Amendments. Except as provided for in that certain (i) Employment Agreement of even date herewith by and between the Company and the Seller, (ii) Escrow Agreement by and among the Company, the Seller and Parker Chapin Flattau & Klimpl,

LLP, (iii) Confidential Information and Non-Competition Agreement dated August 30, 1994 by and between the Seller and the Company and (iv) Management Continuity Agreement dated as of August 26, 1994 by and between the Seller and the Company, this Agreement and any documents contemplated herein or therein contain, and are intended as, a complete statement of all the terms of the arrangements between the parties with respect to the matters provided for, and supersede any and all prior agreements, arrangements and understandings between the parties with respect to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing, signed by the parties hereto or a duly authorized representative thereof.

         IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

                                        PROGINET CORPORATION



                                        By:  ________________________________
                                                 Name:    Kevin M. Kelly
                                                 Title:   President


                                        ------------------------------------
                                        Joseph T. Mohen





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




                                                                       EXHIBIT A

                                                     October 20, 1998



CIBC Mellon Trust Company
Mall Level
1177 West Hastings Street
Vancouver, British Columbia V6E 2K3
Canada

                           Re:      Proginet Corporation
                                    --------------------

Gentlemen:

         Reference is made to 2,777,336 shares of common stock, par value $.001 per share (the "Shares"), of Proginet Corporation (the "Company"), owned of record by Joseph T. Mohen (the "Shareholder"), and evidenced by Certificate Nos. 00966, 00967, 00970 and 01434 (the "Old Certificates"). You are hereby irrevocably directed to cancel each of the Old Certificates and issue and deliver (i) in accordance with the Stock Power of the Shareholder annexed hereto, to and in the name of the Company, a certificate for 750,000 Shares and
(ii) to Parker Chapin Flattau & Klimpl, LLP, as Escrow Agent, 1211 Avenue of the Americas, New York, New York 10036, Attention: Michael J. Shef, Esq. and in the name of the Shareholder, a certificate or certificates representing 2,027,336 Shares, in each instance (i) free of any restrictive legends thereof or stop transfer instructions thereon and (ii) dated October 26, 1998. You are requested to deliver the aforementioned certificates as so directed via federal express for delivery as soon as practicable.

                                         Very truly yours,

                                         PROGINET CORPORATION



                                         By:__________________________________
                                                  Name:    Kevin M. Kelly
                                                  Title:   President

                                   STOCK POWER



                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Proginet Corporation, a Delaware corporation (the "Company"), 750,000 shares of the Common Stock, par value $.001 per share, of the Company, standing in the undersigned's name on the books of the Company represented by Certificate No. 00966 herewith, and does hereby irrevocably constitute and appoint CIBC Mellon Trust Company, attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.


DATED AS OF: October 20, 1998





                                                     --------------------------
                                                     Joseph T. Mohen



In presence of



--------------------------

                                                               EXHIBIT B




                                                     October 20, 1998


[Name of Shareholder]
[Address]

                  Re:      Proginet Corporation/Shareholder Voting Agreements
                           ---------------------------------------------------

Dear [Shareholder]:

         Reference is made to that certain Shareholder Voting Agreement dated October 14, 1994 by and among you, the undersigned and Proginet Corporation (the "Shareholder Voting Agreement"). The purpose of this letter is to inform you that you are hereby released and discharged, effective as of the date hereof, from any and all obligations pursuant to the Shareholder Voting Agreement, including without limitation, the obligation contained therein with respect to the voting of shares of Proginet Corporation.

                                                     Very truly yours,



                                                     Joseph T. Mohen


AGREED AND ACKNOWLEDGED:

PROGINET CORPORATION


By:_____________________________________
         Name:    Kevin M. Kelly
         Title:   President